Exhibit 99.2

Transcript of the relevant portion of the conference call held by Jazz Pharmaceuticals plc

5:00pm EDT, April 26, 2012

[Bruce C. Cozadd, Chairman and Chief Executive Officer, Jazz Pharmaceuticals plc]

Before I wrap up the call, I want to give you one more important update. We have our first quarter earnings announcement coming up on May 8th and, while the focus of today’s discussion is the acquisition of EUSA Pharma, I am very pleased to let you know now that Xyrem® volumes in the first quarter of 2012 were up 10% compared to last year’s first quarter. This is consistent with our expectation of high single to low double digit volume growth for the year and reflects the continuing strong performance of our commercial team.